UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2008

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

70 Harbour Drive Grand Cayman, Cayman Islands	KY1-1003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2008, Transocean Inc. (“Transocean”) entered into amendments to its commercial paper program (as amended, the “Program”) on a private placement basis under which Transocean may issue unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $1.5 billion. Under the Program, Transocean may issue commercial paper from time to time, and amounts available under the Program may be reborrowed. The proceeds of the commercial paper issuance may be used for general corporate purposes. Upon completion of the proposed merger transaction via schemes of arrangement under Cayman Islands law that will change the place of incorporation of the parent holding company of Transocean from the Cayman Islands to Switzerland (the “Transaction”), Transocean will become a wholly-owned subsidiary of Transocean Ltd., a Swiss corporation, and Transocean Ltd. will guarantee Transocean’s then-existing and future obligations under the Program. The Program allows Transocean to continue issuing commercial paper before and after completion of the Transaction.

The Program is backstopped by Transocean’s $1.08 billion 364-day senior, unsecured revolving credit facility and Transocean’s $2 billion five-year senior, unsecured revolving credit facility. As of December 3, 2008, approximately $1.2 billion principal amount of Notes were outstanding under the Program at a weighted average interest rate of 4.88 percent.

Barclays Capital Inc. (as successor in interest to Lehman Brothers Inc.), J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. will continue to act as dealers under the Program (collectively, the “Dealers”) pursuant to the terms and conditions of their respective Amended and Restated Commercial Paper Dealer Agreements with Transocean (each, as amended and restated, a “Dealer Agreement”). Citibank, N.A., will continue to act as issuing and paying agent under the Program.

The maturities of the Notes vary, but may not exceed 397 days from the date of issue. The principal amount of outstanding Notes under the Program may not exceed $1.5 billion. The Notes are sold under customary terms in the commercial paper market and bear varying interest rates on a fixed or floating basis at the option of Transocean.

The Dealer Agreements are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report and are incorporated by reference herein. The description above is a summary of the Program and does not purport to be complete and is qualified in its entirety by reference to the Dealer Agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On December 8, 2008, Transocean issued a press release announcing that it received the necessary shareholder approval to complete the Transaction. Transocean currently estimates it will complete the Transaction on December 18, 2008. The Transaction remains subject to approval of the Grand Court of the Cayman Islands and other closing conditions.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1	Amended and Restated Commercial Paper Dealer Agreement between Transocean Inc. and Barclays Capital Inc., dated as of December 3, 2008.

10.2	Amended and Restated Commercial Paper Dealer Agreement between Transocean Inc. and J.P. Morgan Securities Inc., dated as of December 3, 2008.

10.3	Amended and Restated Commercial Paper Dealer Agreement between Transocean Inc. and Morgan Stanley & Co. Incorporated, dated as of December 3, 2008.

10.4	Amended and Restated Commercial Paper Dealer Agreement between Transocean Inc. and Goldman, Sachs & Co., dated as of December 3, 2008.

99.1	Transocean Inc. Press Release dated December 8, 2008.

Forward-Looking Statements

Statements included herein regarding the completion of the Transaction, timing and effects of the Transaction and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, court approval, actions by regulatory authorities or other third parties, satisfaction of closing conditions, delays, costs and difficulties related to the Transaction, market conditions, availability of credit, Transocean’s financial results and performance and other factors detailed in risk factors and elsewhere in Transocean’s definitive proxy statement dated October 31, 2008, Annual Report on Form 10-K for 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and Transocean’s other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. Transocean disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: December 9, 2008	By:	/s/ Chipman Earle
Chipman Earle Associate General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Commercial Paper Dealer Agreement between Transocean Inc. and Barclays Capital Inc., dated as of December 3, 2008.

10.2	Amended and Restated Commercial Paper Dealer Agreement between Transocean Inc. and J.P. Morgan Securities Inc., dated as of December 3, 2008.

10.3	Amended and Restated Commercial Paper Dealer Agreement between Transocean Inc. and Morgan Stanley & Co. Incorporated, dated as of December 3, 2008.

10.4	Amended and Restated Commercial Paper Dealer Agreement between Transocean Inc. and Goldman, Sachs & Co., dated as of December 3, 2008.

99.1	Transocean Inc. Press Release dated December 8, 2008.

5